Exhibit 10.1

AMENDMENT TO THE

WALKER & DUNLOP, INC.

MANAGEMENT DEFERRED STOCK UNIT PURCHASE MATCHING PROGRAM

THIS AMENDMENT TO THE WALKER & DUNLOP, INC. MANAGEMENT DEFERRED STOCK UNIT PURCHASE MATCHING PROGRAM (this “Amendment”) was made and adopted on February 14, 2024 by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Walker & Dunlop, Inc., a Maryland corporation (the “Company”), to be subject to and effective upon the approval of the Walker & Dunlop, Inc. 2024 Equity Incentive Plan (as amended and/or restated from time to time, the “2024 Plan”) by the stockholders of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Walker & Dunlop, Inc. Management Deferred Stock Unit Purchase Matching Program (as amended and/or restated from time to time, the “Program”).

WHEREAS, pursuant to the terms of Section 2 of the Walker & Dunlop, Inc. Management Deferred Stock Unit Purchase Matching Program (as amended and/or restated from time to time, the “Program”), the Committee may amend the Program at any time; and

WHEREAS, the Committee desires to amend the Program as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to and effective upon the approval of the 2024 Plan by the stockholders of the Company, the Program be and hereby is amended as follows:

1.Section 1(a) of the Program shall be amended and restated in its entirety to read as follows:

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Walker & Dunlop, Inc. (the “Company”) adopted the Company's Management Deferred Stock Unit Purchase Matching Program (the “Program”), effective January 10, 2013 (the “Effective Date”) to make matching awards covering shares of common stock, par value $0.01 per share (the ”Stock”), in connection with Stock purchases made by eligible executives and its Affiliates under the Walker & Dunlop, Inc. Management Deferred Stock Unit Purchase Plan (the “Purchase Plan”). The Program was originally established under a predecessor equity incentive plan to the Walker & Dunlop, Inc. 2024 Equity Incentive Plan (as may be amended and/or restated from time to time, the “2024 Plan”) and shall continue under the 2024 Plan. Unless otherwise defined in the Program, capitalized terms will have the meanings set forth in the 2024 Plan.

2.All other references to the “2020 Plan” in the Program shall become, and shall hereafter be, references to the “2024 Plan.”

3.This Amendment shall be and is hereby incorporated in and forms a part of the Program.  Except as set forth herein, the Program shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company has caused this Amendment to be executed by a duly authorized officer.

WALKER & DUNLOP, INC.

By:	/s/ Richard M. Lucas
Name:	Richard M. Lucas
Title:	EVP, General Counsel & Secretary

[Signature Page to Plan Amendment]